Exhibit 99.1

Executive Summary

- **On February 19th, Herc Holdings Inc. ("Herc" or the "Company") entered into a definitive agreement to acquire H&E Equipment Services, Inc. ("H&E") for a total enterprise value of $4.8 billion in a combination of cash and stock (the "Transaction")**
- **The combined Company will benefit from increased national scale, greater geographic diversification and substantial synergy opportunity, which has the potential to accelerate Herc's existing growth plan**
  - Combined Total Enterprise Value of $12+ billion[1]
  - For LTM Q1 2025, pro forma revenue and Adj. EBITDA (Synergized) of ~$5.1 billion and ~$2.3 billion[2,3], respectively
  - Transaction creates an increasingly scaled player with over 600 branches and a combined fleet original equipment cost of $10 billion as of December 31, 2024
- **The transaction is expected to be funded with a combination of equity issued to H&E shareholders as well as:**
  - ~$1 billion draw under an upsized and extended $4,000 million 5-Year ABL Revolving Credit Facility
  - $750 million 7-Year Term Loan B
  - $2,750 million of New Unsecured Debt
- **As adjusted for the Transaction, the Company will have pro forma Net First Lien and Synergized Net Leverage of 1.6x and 3.6x[3], respectively, and LTM Q1 2025 Adj. EBITDA (Synergized) of ~$2.3 billion[2,3]**
- **Management is committed to prioritizing deleveraging within Herc's publicly-stated 2.0x-3.0x net leverage ratio target**

The Company is requesting commitments to the Term Loan B by Tuesday, May 20th at 12 noon ET

1. Total Enterprise Value equals pre-transaction value of Herc plus $4.8 billion consideration for H&E
2. Based on H&E reported Q1 2025 figures – inclusive of $125 million estimated run-rate cost synergies opportunity. See Appendix for detail on synergies
3. See Appendix for a further explanation of this metric and a reconciliation to the most comparable GAAP financial measure, as applicable

HercRentals®

Proprietary and Confidential | 1

Transaction Overview

Sources		Uses	
ABL Draw	$919	Common Stock[1]	$525
New Term Loan B due 2032	750	Repayment of H&E Debt	1,364
New Unsecured Debt	2,750	Cash Consideration Paid	2,877
Equity Issuance to H&E Shareholders[1]	525	Debt Issuance Costs	73
		Breakage Costs[2]	35
		Cash to Balance Sheet	70
Total Sources	**$4,944**	**Total Uses**	**$4,944**

[1] Based on 5/2/2025 5-day VWAP of $110.91
[2] Includes accrued and unpaid interest and additional costs

	As of 3/31/2025			Pro Forma	
	$	Cum. Mult. of EBITDA[1]	Transaction Adj.[2]	$	Cum. Mult. of EBITDA[3]
Cash and Cash Equivalents	$48		$70	$118	
$4,000 million Upsized and Extended ABL due 2030	$1,620		$919	$2,539	
AR Securitization Facility due 2025	359			359	
New Term Loan B due 2032	--		750	750	
Finance Lease Liabilities	75		4	79	
Total Secured Debt	**$2,054**	**1.3x**		**$3,727**	**1.6x**
Net Secured Debt	*$2,006*	*1.3x*		*$3,609*	*1.6x*
5.500% Senior Unsecured Notes due 2027	1,200			1,200	
6.625% Senior Unsecured Notes due 2029	800			800	
New Unsecured Debt	--		2,750	2,750	
Total Debt	**$4,054**	**2.6x**		**$8,477**	**3.6x**
Net Debt	*$4,006*	*2.5x*		*$8,359*	*3.6x*
Market Capitalization[4]	$3,463		$525[5]	$3,988	
Total Capitalization	**$7,517**			**$12,465**	
[1] Based on Herc Holdings Inc. LTM 3/31/25 Adj. EBITDA of:		$1,583*			
[2] Based on pro forma LTM 3/31/25 Adj. EBITDA of:			$2,199*		
Plus expected cost synergies of:			$125*		
[3] Based on pro forma LTM 3/31/25 Adj. EBITDA (Synergized) of:					$2,324*

[4] Based on 5/9/2025 closing share price of $121.52 and 28.5 million shares outstanding
[5] Based on 5/2/2025 5-day VWAP of $110.91

- Proposed debt financing will consist of :
  - $919 million draw under upsized and extended 5-year ABL Revolver
  - New $750 million 7-year Term Loan B
  - $2,750 million of New Unsecured Debt
- Term Loan B will be *pari passu* with the ABL Revolver
  - Both facilities will share in combined borrowing base valued at $5.2 billion as of February 2025
- Net proceeds from the transaction will be used to finance the acquisition, to repay H&E Equipment Services debt and to pay transaction-related fees and expenses (excluding breakup fee of $64 million to United Rentals paid in Q1 2025)
- As adjusted for the Transaction, the Company will have pro forma Net First Lien and Net Total Leverage of 1.6x and 3.6x*, respectively, and LTM Q1 2025 Adj. EBITDA (Synergized) of ~$2.3 billion*
- $8,738 million of cushion supporting Term Loan B between Unsecured Debt and Equity (i.e. Market Capitalization)

* For reconciliation to the most comparable GAAP financial measure, see the Appendix. See Appendix for detail on synergies
Note: This slide sets forth the estimated sources and uses of funds in connection with the Transaction and related transactions, assuming they occurred on March 31, 2025 and based on estimated amounts outstanding on that date. Actual amounts will vary from the estimated amounts shown below depending on several factors, including, among others, the amount of cash and cash equivalents balances, net working capital, indebtedness (including accrued interest on such indebtedness), in each case, of us or H&E, changes made to the sources of the contemplated financings, the number of shares of capital stock and equity awards outstanding on the closing date of the Transaction and differences from our estimated fees and expenses.

HercRentals®
Proprietary and Confidential | 2

Strong Asset and Collateral Coverage Total Tangible Assets: Total Capitalization: 1 2 $7,635 million $12,465 million 2.1x Secured Debt Collateral Coverage Cash, $118 Property and Equipment, Net,$817 Secured Debt, $3,727 Total Secured Debt: 1 ~$8,700 million of Capitalization $3,727 million below Secured Debt Rental Equipment, Net, Unsecured Debt, ~30% Secured Debt/Total Cap $5,933 $4,750 ABL Draw,$2,539 Finance Equity (Market Cap.), Lease $3,988 Liabilities, New Term Loan B,$750 Accounts Receivable, Net, $79 AR Securitization,$359 $767 Assets Total Capitalization Secured Debt 1. Pro forma for the transaction, as of 3/31/2025 2. Based on 5/9/2025 closing share price of $123.51 and 28.5 million shares outstanding and the 5/2/2025 5-day VWAP of $110.91 Proprietary and Confidential 3

2 Combined Fleet Portfolio Presents Opportunity

HercRentals

Current[1]

OEC growth of ~93% and increase of specialty mix of ~6% since 2016



Specialty
24%
Aerial
24%
~$6.9B
Rental OEC
Earthmoving
11%
Material Handling
19%
Other
22%

47 Months Fleet Avg. Age

~$3.6B *Revenue*	**~$1.6B** *Adj. EBITDA[4]*
~8% *LTM Q1 2024 – LTM Q1 2025 Revenue Growth*	**43.7%** *Adj. EBITDA Margin[4]*
453 *Branches*	**~7,600** *Team Members*

Acquisition of H&E Equipment Services

HercRentals + H&E Equipment Services

Combined Company[2]

Current OEC mix at H&E presents large opportunity for cross-selling in specialty



Specialty
17%
Aerial
27%
~$10B
Rental OEC
Earthmoving
15%
Material Handling
22%
Other
19%

~$5.1B *Pro forma Revenue*	**~$2.3B** *Pro forma Adj. EBITDA (Synergized)[3,4]*

45.7% *Pro forma Adj. EBITDA (Synergized) Margin[3,4]*

1. Current refers to LTM Q1 2025. Fleet mix percentages are based on company filings
2. Combined Company financials refer to Q1 2025 pro forma financials
3. Includes run-rate cost synergies of ~$125 million, see Appendix for detail on synergies; we present the potential run-rate revenue and cost synergies because they are permitted as an adjustment to EBITDA under the indenture that will govern the notes, and they should not be viewed as a projection of future performance.
4. For reconciliation to the most comparable GAAP financial measure, see the Appendix

HercRentals
Proprietary and Confidential | 4

2 Extended Customer Diversification 1 H&E Herc Rentals 9% Non-Res • Strong Construction customer base with 36% 9% Industrial of FY 2024 Revenues H&E successfully shifted the portfolio towards Non- • Electrical, General Contractors, Mechanical, Residential $1,517M 9% Residential Construction, which directly reinforces Herc’s Remediation & Environmental, Residential O&G core end-market 69% • New verticals since 2016: Restoration and Other Specialty Contractors 4% • Solid Industrial customer base with 26% of FY 9% Non-Res 2024 Revenues 9% Industrial H&E has blue-chip customers in Industrials and Oil and • Agriculture, Chemicals. Industrial Manufacturing, Residential $1,517M Gas market allowing Herc to add to those 9% Metals & Minerals, Oil & Gas, Pharmaceutical strategic end-markets O&G • New verticals since 2016: Aerospace, 69% Automotive/EV, Energy/Renewables, Food & Other Beverage 9% Non-Res • Other diversified customer base with 7% of FY 9% Industrial 2024 Revenues Diversified customer base in other industries with the aim Residential $1,517M 9% • Sporting Events, Theater, TV, Film & Radio, of being more recession resilient O&G Homeowners 69% • New verticals since 2016: Live Events Other 1. H&E public filings, with percentages based on December 31, 2024 revenue ($ in millions) Proprietary and Confidential 5

Mega Project Opportunity

Government Stimulus and Private Investment	Equipment Rental Share	Industry Rental Opportunity	✓ Herc Rentals Opportunity

~$547B[1]

2025 estimated project starts exceeding $250M

Government

- Infrastructure and Jobs Act
- Inflation Reduction Act
- Chips and Science Act

Private

- Supply chain relocation to North America
- Electrification

~2%

of total project spend[2]

Equipment

- Core fleet supported by specialty offerings
- Mix of equipment shifts during each project phase

$11B

or ~$3.6B annually over 3-year project life[3]

Capabilities

- Solutions provider
- Safety and sustainability requirements
- National footprint
- Technology enabled fleet to track productivity and increase capacity

Opportunity

Maintain disciplined approach to ensure equipment availability for local markets and expected high quality Herc Rentals' service

HercRentals®

1. Source: Dodge Analytics U.S. as of March 2025; mega project defined as total dollar value exceeding $250 million
2. Source: Company Estimates
3. Note: Estimated projects starts multiplied by estimated total project spend on equipment rental

Proprietary and Confidential 6

Disciplined Capital Management Illustrative tranching of the New $2,750M Unsecured Debt; New tranches will be 2 Combined Company Maturities Ample liquidity of $1.4B pro forma 3/31/25 subject to a minimum size of $1.0 billion $ in millions Syndicated Net leverage of 3.6x pro forma NEW Unsecured 3 3/31/25 Debt: $1,375 Free cash flow of $497M pro forma 3/31/25 vs. 3 $314M FY 2024 on a stand-alone basis ABL: $2,539 NEW $79 Unsecured 2027 SUN: Finance Leases Debt: Quarterly dividend of $0.70 per share paid on $1,200 2029 SUN: 2025-2032 NEW TLB: $1,375 $800 $750 AR: $359 March 4, 2025, increase of 5% over prior year 2025 2026 2027 2028 2029 2030 2031 2032 2033 Credit Ratings: S&P ICR BB Moody's CFR Ba2 Note: Accounts Receivable Facility (AR), Asset Based Lending Credit Facility (ABL), Senior Unsecured Notes (SUN), Term Loan B (TLB) 1. AR Facility is excluded from current maturities of long-term debt as the Company has the intent and ability to refinance and extend the term of the agreement 2. Total liquidity includes cash and cash equivalents and the unused commitments under the ABL Credit Facility Proprietary and Confidential 7 3. For reconciliation to the most comparable GAAP financial measure, see the Appendix

Appendix 40

Reconciliation of Herc Net Income to Adj. EBITDA and Adj. EBITDA Margin $ in millions 2020 2021 2022 2023 2024 LTM 3/31/2025 Net income $ 74 $ 224 $ 330 $ 347 $ 211 $ 128 Income tax provision 20 67 104 100 80 74 Interest expense, net 93 86 122 224 260 261 Depreciation of rental equipment 403 420 536 643 679 691 Non-rental depreciation and amortization 63 68 95 112 127 131 EBITDA 653 865 1,187 1,426 1,357 1,285 Non-cash stock-based compensation charges 16 23 27 18 17 18 Restructuring 1 — — — — — Impairment 15 3 3 — — — Transaction related costs — 4 7 8 11 82 Loss on assets held for sale / disposal of business 3 — — — 194 194 Other 1 — 3 — 4 4 Adjusted EBITDA 689 895 1,227 1,452 1,583 1,583 Total revenues $ 1,780 $ 2,073 $ 2,740 $ 3,282 $ 3,568 $ 3,625 Adjusted EBITDA Margin 38.7% 43.2% 44.8% 44.2% 44.4% 43.7% 9

Reconciliation of Net Income to Pro Forma Adj. EBITDA and Pro Forma Adj. EBITDA Margin and Pro Forma Free Cash Flow $ in millions Pro Forma FYE 12/31/2024 Pro Forma LTM 3/31/2025 Net income $93 $9 Income tax provisions 39 33 Interest expense, net 605 589 Depreciation of rental equipment 978 997 Non-rental depreciation and amortization 261 266 EBITDA 1,976 1,894 Non-cash stock-based compensation charges 40 11 Transaction related costs 15 96 Loss on assets held for sale 194 194 Other 4 4 Adj. EBITDA 2,229 2,199 Run-rate cost synergies N/A 125 Adj. EBITDA (Synergized) $2,324 N/A Revenue 5,085 5,090 Adj. EBITDA Margin 43.8% 43.2% Adj. EBITDA Margin (Synergized) N/A 45.7% Net cash provided by operating activities 1,721 1,666 Non-rental capital expenditures (268) (248) Rental equipment expenditures (1,393) (1,381) Proceeds from disposal of property and equipment 21 24 Proceeds from disposal of rental equipment 427 436 Net capex 1,213 1,169 Free cash flow $508 $497 10

Calculation of Pro Forma Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve- month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. Pro Forma $ in millions Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q1 2025 Long-Term Debt, Net $ 3,753 $ 3,864 $ 4,163 $ 4,069 $ 4,026 $ 8,376 (Plus) Current maturities of long-term debt 15 15 15 17 17 17 (Plus) Unamortized debt issuance costs 5 13 13 12 11 84 (Less) Cash and Cash Equivalents (63) (70) (142) (83) (48) (118) Net Debt $ 3,710 $ 3,822 $ 4,049 $ 4,015 $ 4,006 $ 8,359 1 Trailing Twelve-Month Adjusted EBITDA 1,483 1,491 1,527 1,583 1,583 2,324 2 Net Leverage 2.5 x 2.6 x 2.7 x 2.5 x 2.5 x 3.6 x 1. Pro Forma Q1 2025 reflects Trailing Twelve-Month Pro Forma Adj. EBITDA (Synergized) 2. Represents Synergized Net Leverage for Pro Forma Q1 2025 11